CLIFFORD CHANCE
PARTNERSCHAFTSGESELLSCHAFT

Execution Version

OMNI-PAC GMBH VERPACKUNGSMITTEL
as Pledgor

THE BANK OF NEW YORK MELLON
as Collateral Agent and Pledgee

ACCOUNT PLEDGE AGREEMENT
(Kontoverpfändung)

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of this document) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an
Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to
any    Credit    Document    to    an    Austrian    addressee.

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CLIFFORD CHANCE PARTNERSCHAFTSGESELLSCHAFT VON RECHTSANWÄLTEN, WIRTSCHAFTSPRÜFERN,
STEUERBERATERN UND SOLICITORS • SITZ: FRANKFURT AM MAIN • AG FRANKFURT AM MAIN PR 1000

CONTENTS

Clause    Page

1.    Definitions and Language ......................................................................................... - 5 -
2.    Pledge...................................................................................................................... - 12 -
3.    Purpose of the Pledges ............................................................................................ - 13 -
4.    Notice of Pledge...................................................................................................... - 13 -
5.    Pledgor's Right of Disposal.................................................................................... - 14 -
6.    Enforcement of the Pledge...................................................................................... - 14 -
7.    Limitations on Enforcement ................................................................................... - 15 -
8.    Undertakings of the Pledgor ................................................................................... - 18 -
9.    Delegation ............................................................................................................... - 20 -
10.    Indemnity ................................................................................................................ - 20 -
11.    No liability .............................................................................................................. - 20 -
12.    Duration and Independence .................................................................................... - 21 -
13.    Release (Pfandfreigabe)......................................................................................... - 21 -
14.    Partial Invalidity; Waiver........................................................................................ - 22 -
15.    Amendments ........................................................................................................... - 22 -
16.    Notices and their Language .................................................................................... - 22 -
17.    Applicable Law, Jurisdiction .................................................................................. - 24 -
18.    Conclusion of this Agreement (Vertragsschluss) ................................................... - 24 -
Schedule 1 ...........................................................................................................................     - 26 -
Part 1 List of Current Borrowers ........................................................................................     - 26 -
Part 2 List of Current Guarantors, Current October 2010 Secured Notes Guarantors, Current
February 2011 Secured Notes Guarantors, Current August 2011 Secured Notes
Guarantors and Current September 2012 Secured Notes Guarantors.....................     - 26 -
Schedule 2 List of Accounts ...............................................................................................     - 31 -
PART 1– List of Accounts.................................................................................................     - 31 -
PART 2 – List of Excluded Accounts................................................................................     - 31 -
Schedule 3 Form of Notice of Pledge .................................................................................     - 32 -
Schedule 4 Form of Notification of Future Accounts.........................................................     - 36 -

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This    ACCOUNT    PLEDGE    AGREEMENT    (the    "Agreement")    is    made    on
February 14,2014

BETWEEN:

(1)    Omni-Pac GmbH Verpackungsmittel, a limited liability company (Gesellschaft mit beschränkter Haftung) organised under the laws of the Federal Republic of Germany, having its business address at Am Tidehafen 5, 26931 Elsfleth, Germany registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of
Oldenburg under HRB 201738 (the "Pledgor"); and
(2)    The Bank of New York Mellon, a public company incorporated under the laws of the state of New York, having its business address at 1 Wall Street, New York, N.Y.
10286, The United States of America, in its capacity as collateral agent under the First
Lien Intercreditor Agreement (as defined below) (the "Collateral Agent" or the
"Pledgee").
WHEREAS:

(A)    Pursuant to the third amended and restated senior secured multi-currency term and revolving credit agreement dated 28 September 2012 of up to USD 2,355,000,000 and
EUR 380,000,000 between, inter alios, the parties listed in Schedule 1 Part 1 hereto as current borrowers (the "Current Borrowers"), the parties listed in Schedule 1 Part 2 hereto as current guarantors (the "Current Guarantors"), Credit Suisse AG as administrative agent and others (as amended, varied, novated, restated, supplemented, superseded or extended from time to time, the "Third Amended and Restated Credit
Agreement"), which amends and restates the multi-currency term and revolving credit agreement originally dated 5 November 2009 between, inter alios, the Current
Borrowers, the Current Guarantors, Credit Suisse AG as administrative agent and others (as amended and restated pursuant to the Third Amended and Restated Credit
Agreement and as further amended, varied, novated, restated, supplemented, superseded or extended from time to time, hereinafter the "Credit Agreement"), certain lenders (together the "Original Lenders") have granted certain facilities to the
Current Borrowers and certain other entities which may accede or may have acceded to the Credit Agreement as additional borrowers.
(B)    Pursuant to a senior secured notes indenture dated 5 November 2009 between, inter alios, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and Reynolds Group
Issuer (Luxembourg) S.A as Issuers (as defined below) and certain affiliates of the
Issuers as guarantors and The Bank of New York Mellon, as indenture trustee, principal paying agent, transfer agent and registrar, (as amended, varied, novated, supplemented, superseded or extended from time to time, the "2009 Senior Secured
Notes Indenture"), the Issuers have issued senior secured notes due 2016 in the aggregate principal amount of EUR 450,000,000 (the "2009 Senior Secured Notes")
to certain noteholders.

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(C)    On September 14, 2012, an offer was made to purchase USD 1,125,000,000 7.75%
USD notes due 2016 issued under the 2009 Senior Secured Notes Indenture.
Approximately USD 777,489,000 aggregate principal amount of the USD notes were tendered. The settlement took place on September 28, 2012. The remainder of the
USD notes were redeemed on October 29, 2012. The EUR 450,000,000 7.75% 2009
Senior Secured Notes issued under the 2009 Senior Secured Notes Indenture were redeemed on December 13, 2012 (the transactions described in the last three sentences, collectively, the “2009 Senior Secured Notes Redemption”).

(D)    Pursuant to a senior secured notes indenture dated 15 October 2010 between, inter alios, RGHL US Escrow I LLC, RGHL US Escrow I Inc., and RGHL Escrow Issuer
(Luxembourg) I S.A. as escrow issuers (the "Escrow Issuers"), The Bank of New
York Mellon as indenture trustee, The Bank of New York Mellon, London Branch as principal paying agent, The Bank of New York Mellon as collateral agent and
Wilmington Trust (London) Limited as additional collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the "October 2010
Secured Notes Indenture"), the Escrow Issuers have issued secured notes due 2019 in the aggregate principal amount of USD 1,500,000,000 in escrow (the "October
2010 Secured Notes"). In connection with the release from escrow of the proceeds of the October 2010 Secured Notes, which occurred on 16 November 2010, the Escrow
Issuers were merged with and into the Issuers, with each of the Issuers surviving the applicable mergers or other transfers and assuming by operation of law the obligations of the applicable Escrow Issuers with respect to the October 2010 Secured Notes
Indenture and the October 2010 Secured Notes. Certain affiliates of the Issuers listed in Schedule 1 Part 2 hereto have acceded to the October 2010 Secured Notes Indenture as current October 2010 secured notes guarantors (the "Current October 2010
Secured Notes Guarantors").

(E)    Pursuant to a senior secured notes indenture dated 1 February 2011 between, inter alios, the Issuers, The Bank of New York Mellon as indenture trustee, The Bank of
New York Mellon, London Branch as principal paying agent, The Bank of New York
Mellon as collateral agent and Wilmington Trust (London) Limited as additional collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the "February 2011 Secured Notes Indenture"), the Issuers have issued secured notes due 2021 in the aggregate principal amount of USD
1,000,000,000 (the "February 2011 Secured Notes") which are guaranteed by certain affiliates of the Issuers listed in Schedule 1 Part 2 hereto as current February 2011 secured notes guarantors (the "Current February 2011 Secured Notes Guarantors").

(F)    Pursuant to a senior secured notes indenture dated 9 August 2011 between, inter alios, the RGHL US Escrow II LLC and RGHL US Escrow II Inc. as escrow issuers (the
"August 2011 Escrow Issuers"), The Bank of New York Mellon as indenture trustee,
The Bank of New York Mellon, London Branch as principal paying agent, The Bank

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of New York Mellon as collateral agent and Wilmington Trust (London) Limited as additional collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the "August 2011 Secured Notes Indenture"), the
August 2011 Escrow Issuers have issued senior secured notes due 2019 in the aggregate principal amount of USD 1,500,000,000 (the "August 2011 Secured
Notes"). In connection with the release from escrow of the proceeds of the August
2011 Secured Notes, which occurred on 8 September 2011 RGHL US Escrow II Inc.
and RGHL US Escrow II LLC were merged with and into Reynolds Group Issuer Inc.
and Reynolds Group Issuer LLC (together with Reynolds Group Issuer (Luxembourg)
S.A., the "August 2011 Ultimate Issuers"), respectively, and the obligations of the
August 2011 Escrow Issuers were assumed by the August 2011 Ultimate Issuers pursuant to one or more supplemental indentures between, among others, the August
2011 Escrow Issuers, the August 2011 Ultimate Issuers, The Bank of New York
Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent. The August
2011 Ultimate Issuers and certain affiliates of the August 2011 Ultimate Issuers listed in Schedule 1 Part 2 hereto which have acceded to the August 2011 Secured Notes
Indenture as current August 2011 secured notes guarantors (the "Current August
2011 Secured Notes Guarantors") guarantee the August 2011 Secured Notes.

(G)    Pursuant to a senior secured notes indenture dated 28 September 2012 between, inter alios, the Issuers, The Bank of New York Mellon as indenture trustee, principal paying agent, transfer agent, collateral agent and registrar, The Bank of New York
Mellon, London Branch as paying agent and Wilmington Trust (London) Limited as additional collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the "September 2012 Secured Notes Indenture"), the
Issuers have issued secured notes due 2020 in the aggregate principal amount of USD
3,250,000,000 (the "September 2012 Secured Notes") which are or will be guaranteed by certain affiliates of the Issuers listed in Schedule 1 Part 2 hereto as current September 2012 Secured notes guarantors (the "Current September 2012
Secured Notes Guarantors").

(H)    As a result of the Third Amended and Restated Credit Agreement and the amendment
No. 8 and incremental term loan assumption agreement dated 27 November 2013 between, inter alios, the Current Borrowers, the Current Guarantors, Credit Suisse AG
as administrative agent and others (the "Amendment No. 8 and Incremental Term
Loan Assumption Agreement") certain lenders have agreed to grant incremental term loans in an aggregate amount of up to USD 2,212,650,000 and EUR 297,000,000 to repay the existing borrowings under the Third Amended and Restated Credit
Agreement.

(I)    As a result of the Credit Agreement and the loan modification agreement dated 27
December 2013 between, inter alios, the Current Borrowers, the Current Guarantors,

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Credit Suisse AG as administrative agent and others (the "Loan Modification
Agreement"), the parties have agreed to refinance certain indebtedness and amend certain terms of the revolving facility provided under the Credit Agreement, including without limitation, to extend the maturity and to reduce the aggregate principal amount of the Euro tranche of the revolving facility to EUR 54,235,000.

(J)    The Pledgor has agreed to grant an additional pledge (subject to the pledges existing by operation of the general business conditions (Allgemeine Geschäftsbedingungen) of the respective Account Bank (as defined below) and the pledges arising under the
Existing Account Pledge Agreements (as defined below)) over its Accounts (as defined below) as security for the Pledgee's respective claims against the Grantors (as defined below) (or any of them) in respect of the Obligations (as defined below).

(K)    The security created by or pursuant to this Agreement is to be administered by the
Collateral Agent for the Secured Parties (as defined below) pursuant to a first lien intercreditor agreement dated 5 November 2009 (as amended by the Amendment No.
1 and Joinder Agreement (as defined below)) between, inter alios, the Collateral
Agent, The Bank of New York Mellon as indenture trustee, the Administrative Agent and the Grantors (each as defined below) and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the "First Lien
Intercreditor Agreement").

(L)    The Pledgor has entered into the Existing Account Pledge Agreements (as defined below).

NOW, IT IS AGREED as follows:

1.    DEFINITIONS AND LANGUAGE

1.1    Definitions

In this Agreement:

"Account Banks" means the credit institutions administering the Accounts and
"Account Bank" means any of them.

"Accounts" means all bank accounts (including without limitation giro accounts and accounts for saving deposits (Spareinlagen), time deposits (Termineinlagen) or call money deposits (Tagesgeldeinlagen)) which the Pledgor holds at present or may at any time hereafter open with any credit institution in the Federal Republic of Germany
(including without limitation the accounts listed in Part 1 of Schedule 2 (List of
Accounts) but excluding any Social Security Bank Account as listed in Part 2 of
Schedule 2 (List of Excluded Accounts)) and any sub-account (Unterkonto), renewal, redesignation or replacement thereof, and "Account" means any of them.

"Administrative Agent" means Credit Suisse AG, Cayman Islands Branch, having its business address at Eleven Madison Avenue, New York, NY 10010, United States of

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America in its capacity as administrative agent under the Credit Agreement and any successor appointed as administrative agent under the Credit Agreement.

"Amendment No.1 and Joinder Agreement" means the joinder agreement dated 21
January 2010 relating to the First Lien Intercreditor Agreement made among (amongst others) the Collateral Agent, Wilmington Trust (London) Limited, Credit Suisse AG
and Reynolds Group Holdings Limited pursuant to which Wilmington Trust (London)
Limited is appointed as additional collateral agent and became party to the First Lien
Intercreditor Agreement.

"August 2011 Secured Notes Documents" shall mean the August 2011 Secured
Notes Indenture, the August 2011 Secured Notes Guarantees, the August 2011
Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the August 2011 Secured Notes and/or the August 2011
Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

"August 2011 Secured Notes Guarantees" shall mean the guarantees of the obligations of the Issuers under the August 2011 Secured Notes and the August 2011
Secured Notes Indenture by the August 2011 Secured Notes Guarantors.

"August 2011 Secured Notes Guarantors" means the Current August 2011 Secured
Notes Guarantors and any entity which may accede to the August 2011 Secured Notes
Indenture as additional guarantor.

"August 2011 Secured Notes Holders" shall mean the holders from time to time of the August 2011 Secured Notes.

"August 2011 Secured Notes Indenture Trustee" shall mean The Bank of New York
Mellon, in its capacity as indenture trustee under the August 2011 Secured Notes
Indenture and any successor appointed as indenture trustee under the August 2011
Secured Notes Indenture.

"Borrowers" means the Current Borrowers and any entity which may accede to the
Credit Agreement as an additional borrower and "Borrower" means any of them.

"Cash Management Bank" shall mean Citibank N.A., Banco Nacional De Mexico
S.A., Citibank International PLC, UK, Citibank (China) Co., Limited, Citibank Global
Markets Deutschland AG & Co KGaA, Citibank ZRT, Hungary, a Lender, the
Administrative Agent or any of the Lender's or the Administrative Agent's affiliates (at the time the cash management services arrangement is entered into) provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor
Agreement in its capacity as cash management bank.

"Cash Management Services" shall mean any agreement or arrangement by a Cash
Management Bank to provide any composite accounting or other cash pooling arrangements and netting, overdraft protection and other arrangements with any bank arising under standard business terms of such Cash Management Bank to a Grantor.

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"Credit Documents" shall mean the Loan Documents, the October 2010 Secured
Notes Documents, the February 2011 Secured Notes Documents, the August 2011
Secured Notes Documents and the September 2012 Secured Notes Documents.

"Enforcement Event" shall mean an Event of Default.

"Event of Default" means any event of default (Kündigungsgrund) under the Credit
Agreement and/or the October 2010 Secured Notes Indenture and/or the February
2011 Secured Notes Indenture and/or the August 2011 Secured Notes Indenture and/or
the September 2012 Secured Notes Indenture.

"Existing Account Pledge Agreements" means:

(a)    the account pledge agreement dated 2 March 2011 entered into between
Omni-Pac GmbH Verpackungsmittel as pledgor and The Bank of New
York Mellon as collateral agent and as pledgee;

(b)    the account pledge agreement dated 8 September 2011 entered into between Omni-Pac GmbH Verpackungsmittel as pledgor and The Bank of New York Mellon as collateral agent and as pledgee; and

(c)    the account pledge agreement dated 7 November 2012 entered into between Omni-Pac GmbH Verpackungsmittel as pledgor and The Bank of New York Mellon as collateral agent and as pledgee.

"Existing Intercreditor Agreement" means the existing intercreditor agreement dated 11 May 2007 (as amended by a letter dated 21 June 2007 and a further letter dated 29 June 2007, as amended and restated on 5 November 2009 and as further amended on 5 November 2010) between, inter alios, Beverage Packaging Holdings
(Luxembourg) I S.A., Rank Group Holdings Limited (now Reynolds Group Holdings
Limited), Beverage Packaging Holdings (Luxembourg) II S.A., Beverage Packaging
Holdings (Luxembourg) III S.à r.l., Credit Suisse AG (formerly Credit Suisse) as security trustee and others.

"February 2011 Secured Notes Documents" shall mean the February 2011 Secured
Notes Indenture, the February 2011 Secured Notes Guarantees, the February 2011
Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the February 2011 Secured Notes and/or the February
2011 Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

"February 2011 Secured Notes Guarantees" shall mean the guarantees of the obligations of the Issuers under the February 2011 Secured Notes and the February
2011 Secured Notes Indenture by the February 2011 Secured Notes Guarantors.

"February 2011 Secured Notes Guarantors" means the Current February 2011
Secured Notes Guarantors and any entity which may accede to the February 2011
Secured Notes Indenture as additional guarantor.

"February 2011 Secured Notes Holders" shall mean the holders from time to time of the February 2011 Secured Notes.

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"February 2011 Secured Notes Indenture Trustee" shall mean The Bank of New
York Mellon, in its capacity as indenture trustee under the February 2011 Secured
Notes Indenture and any successor appointed as indenture trustee under the February
2011 Secured Notes Indenture.

"Grantors" means the Loan Parties, the Issuers, the August 2011 Ultimate Issuers, the
October 2010 Secured Notes Guarantors, the February 2011 Secured Notes Guarantors,
the August 2011 Notes Guarantors and the September 2012 Secured Notes Guarantors
and any person that has granted a security interest to the Collateral Agent and/or the
Secured Parties in respect of the obligations of the Loan Parties, the Issuers, the
August 2011 Ultimate Issuers, the October 2010 Secured Notes Guarantors, the
February 2011 Secured Notes Guarantors, the August 2011 Notes Guarantors and the
September 2012 Secured Notes Guarantors under the Credit Documents and
"Grantor" means any of them.

"Grantors' Agent" shall mean Reynolds Group Holdings Limited or any other person appointed as agent of the Grantors in accordance with the Principal Finance
Documents.

"Group" means Reynolds Group Holdings Limited and its direct or indirect subsidiaries (Tochtergesellschaften).

"Hedge Counterparty" means a Lender, the Administrative Agent or any of the
Lender's or the Administrative Agent's affiliates (at the time a hedging agreement is entered into) who has entered into a hedging agreement for the purpose of hedging interest rate liabilities and/or any exchange rate and/or commodity price risks provided it has become a party, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, to the First Lien Intercreditor
Agreement in its capacity as hedge counterparty.

"Incremental Assumption Agreement" shall mean an incremental assumption agreement relating to incremental facilities of up to USD 750,000,000 among, and in form and substance reasonably satisfactory to, one or more Borrowers, the
Administrative Agent, one or more Incremental Term Lenders and/or one or more
Incremental Revolving Credit Lenders pursuant to which one or more Incremental
Term Lenders make available Incremental Term Loan Commitments and/or one or more Incremental Revolving Credit Lenders make available Incremental Revolving
Credit Commitments respectively.

"Incremental Revolving Credit Lender" shall mean a Lender with an Incremental
Revolving Credit Commitment or an outstanding revolving loan under the Credit
Agreement of any class as a result of an Incremental Revolving Credit Commitment.

"Incremental Revolving Credit Commitment" shall mean the commitment of any
Lender, established pursuant to the Credit Agreement, to make available certain revolving credit loans to one or more Borrowers.

"Incremental Term Lender" shall mean a Lender with an Incremental Term Loan
Commitment.

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"Incremental Term Loan Commitment" shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain term loans to one or more Borrowers.

"2013    Intercreditor    Agreement"    means    the    intercreditor    agreement    dated
15 November 2013 between, inter alios, Beverage Packaging Holdings (Luxembourg)
I S.A.,    Reynolds    Group    Holdings    Limited,    Beverage    Packaging    Holdings
(Luxembourg) II S.A., Beverage Packaging Holdings II Issuer Inc., Credit Suisse AG
as administrative agent and The Bank of New York Mellon as noteholders trustee.

"Intercreditor Arrangements" means the First Lien Intercreditor Agreement, the
Existing Intercreditor Agreement and the 2013 Intercreditor Agreement, in each case as amended, novated, supplemented, restated, or modified from time to time.

"Issuers" means Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and
Reynolds Group Issuer (Luxembourg) S.A and "Issuer" means any of them.

"Issuing Bank" means Credit Suisse AG or any other Lender or any affiliate of Credit
Suisse AG or any other Lender that issues letters of credit or bank guarantees under the Credit Agreement.

"Lenders" shall mean the Original Lenders and any entity which may become a lender under the Credit Agreement in the future and "Lender" means any of them.

"Loan Documents" shall mean the Credit Agreement, the Amendment No.1 and
Joinder Agreement, the Third Amended and Restated Credit Agreement, the
Amendment No. 8 and Incremental Term Loan Assumption Agreement and the Loan
Modification Agreement, any borrowing subsidiary agreement and/or guarantor joinder agreement relating to the Credit Agreement, any letter of credit or bank guarantee relating to the Credit Agreement, any security documents relating to the
Credit Agreement, any hedging agreement entered into by a Hedge Counterparty and a
Grantor, each Incremental Assumption Agreement, the Intercreditor Arrangements,
each Promissory Note, any agreement between a Grantor and a Cash Management
Bank relating to Cash Management Services, each Local Facility Agreement and any other document that may be entered into pursuant to any of the foregoing in relation to the Credit Agreement.

"Loan Parties" shall mean the Borrowers, the Current Guarantors and any entity which may accede to the Credit Agreement as additional guarantor and a "Loan
Party" means any of them.

"Local Facilities" means working capital facilities provided to a Grantor (other than
Beverage Packaging Holdings (Luxembourg) I S.A., Beverage Packaging Holdings
(Luxembourg) II S.A. Beverage Packaging Holdings (Luxembourg) III S.à r.l. and the
Borrowers) by a Local Facility Provider and "Local Facility" means any of them.

"Local Facility Agreements" shall mean any agreement under which a Local Facility is made available.

"Local Facility Provider" means HSBC Trinkaus & Burkhardt AG, Deutsche Bank
AG, Commerzbank Aktiengesellschaft and Hong Kong and Shanghai Banking
Corporation Ltd., Thailand, Bank of America, N.A., Canada Branch, FIA Card

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Services, N.A., Citibank N.A., Citibank (China) Co., Ltd., Banco Nacional de Mexico,
S.A., Integrante del Grupo Financiero Banamex, Bank of America, N.A., provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor
Agreement in its capacity as local facility provider.

"Obligations" shall mean all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Grantor to the Pledgee under each or any of the Credit
Documents (including, but not limited to, the Parallel Obligations), including with respect to all costs, charges and expenses incurred by the Pledgee in connection with the protection, preservation or enforcement of its rights under the Credit Documents or any other document evidencing or securing any such liabilities. The Obligations shall further include any obligation based on unjust enrichment (ungerechtfertigte
Bereicherung) or tort (Delikt).

"October 2010 Secured Notes Documents" shall mean the October 2010 Secured
Notes Indenture, the October 2010 Secured Notes Guarantees, the October 2010
Secured Notes, the Intercreditor Arrangements, any supplemental indenture relating to the October 2010 Secured Notes Indenture, any security document relating to the
October 2010 Secured Notes and/or the October 2010 Secured Notes Indenture and
any other document that may be entered into pursuant to any of the foregoing.

"October 2010 Secured Notes Guarantees" shall mean the guarantees of the obligations of the Issuers under the October 2010 Secured Notes and the October 2010
Secured Notes Indenture by the October 2010 Secured Notes Guarantors.

"October 2010 Secured Notes Guarantors" means the Current October 2010
Secured Notes Guarantors and any entity which may accede to the October 2010
Secured Notes Indenture as additional guarantor.

"October 2010 Secured Notes Holders" shall mean the holders from time to time of the October 2010 Secured Notes.

"October 2010 Secured Notes Indenture Trustee" shall mean The Bank of New
York Mellon, in its capacity as indenture trustee under the October 2010 Secured
Notes Indenture and any successor appointed as indenture trustee under the October
2010 Secured Notes Indenture.

"Parallel Obligations" means the independent obligations of any of the Grantors arising pursuant to the First Lien Intercreditor Agreement to pay to the Collateral
Agent sums equal to the sums owed by such Grantor to the other Secured Parties (or any of them) under the Credit Documents.

"Pledge" and "Pledges" have the meanings given to such terms in Clause 2.1.

"Principal Finance Documents" means the Credit Agreement, the October 2010
Secured Notes Indenture, the February 2011 Secured Notes Indenture, the August
2011 Secured Notes Indenture, the September 2012 Secured Notes Indenture and the
First Lien Intercreditor Agreement.

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"Promissory Note" shall mean any promissory note executed and delivered by a
Borrower upon the request of a Lender evidencing the amount of principal owed by such Borrower to such Lender under the Credit Agreement.

"Secured Parties" shall mean the Lenders (including in their capacity as issuing bank(s), and/or Hedge Counterparties under the Credit Agreement), the Hedge
Counterparties, the Administrative Agent, any Issuing Bank, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Credit Document, the
October 2010 Secured Notes Holders, the February 2011 Secured Notes Holders, the
August 2011 Secured Notes Holders and the September 2012 Secured Notes Holders,
the October 2010 Secured Notes Indenture Trustee, the February 2011 Secured Notes
Indenture Trustee, the August 2011 Secured Notes Indenture Trustee and the
September 2012 Secured Notes Indenture Trustee, the Collateral Agent, the Local
Facility Providers and the Cash Management Banks.

"September 2012 Secured Notes Documents" shall mean the September 2012
Secured Notes Indenture, the September 2012 Secured Notes Guarantees, the
September 2012 Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the September 2012 Secured Notes and/or the September 2012 Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

"September 2012 Secured Notes Guarantees" shall mean the guarantees of the obligations of the Issuers under the September 2012 Secured Notes and the September
2012 Secured Notes Indenture by the September 2012 Secured Notes Guarantors.

"September 2012 Secured Notes Guarantors" means the Current September 2012
Secured Notes Guarantors and any entity which may accede to the September 2012
Secured Notes Indenture as additional guarantor.

"September 2012 Secured Notes Holders" shall mean the holders from time to time of the September 2012 Secured Notes.

"September 2012 Secured Notes Indenture Trustee" shall mean The Bank of New
York Mellon, in its capacity as indenture trustee under the September 2012 Secured
Notes Indenture and any successor appointed as indenture trustee under the September
2012 Secured Notes Indenture.

"Social Security Bank Accounts" means any and all bank accounts which the
Pledgor keeps at present or may at any time hereafter keep with any institution in the
Federal Republic of Germany for the benefit of employees under or pursuant to applicable workmen’s compensation schemes, social security laws or regulations, including accounts kept under or pursuant to partial retirement programs (Blockmodell
Altersteilzeit).

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1.2    Construction

In this Agreement:

(a)    capitalised terms used in this Agreement (or in any notice given under this
Agreement) but not defined therein shall have the meanings ascribed thereto in the First Lien Intercreditor Agreement;

(b)    any reference in this Agreement to a "Clause", a "sub-Clause" or a
"Schedule" shall, subject to any contrary indication, be construed as a reference to a Clause, sub-Clause or a Schedule hereof; and

(c)    to the extent the word "note" or "Note" is used in any other documents in relation to this Agreement, it shall be construed as if it were a reference to the word "notes" or "Notes" as defined and used in this Agreement.

1.3    This Agreement is made in the English language. For the avoidance of doubt, the
English language version of this Agreement shall prevail over any translation of this
Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.    PLEDGE

2.1    The Pledgor hereby pledges to the Pledgee all its present and future rights and claims
(whether conditional or unconditional) arising against any Account Bank from or in relation to any of the Accounts, including without limitation:

(a)    all rights and claims in respect of present and future cash deposits (Guthaben)
(including without limitation saving deposits (Spareinlagen), time deposits
(Termineinlagen)    (including    fixed    deposits    (Festgeldguthaben)    and
termination    monies    (Kündigungsgelder))    and    call    money    deposits
(Tagesgeldeinlagen) (including deposits for overnight money, tom/next money, spot/next money and money until further notice (Geld b .a. w.)) standing from time to time to the credit of the Accounts, including all claims to interest payable;

(b)    in respect of each Account maintained as a giro account (Girokonto) at present or in the future, (i) all claims in respect of present and future credit balances
(positive Salden), (ii) all claims in respect of present and future credit entries
(gutgeschriebene Beträge), (iii) all claims to interest payable and (iv) all other present and future monetary rights and claims arising under or in connection with the respective giro agreement (Girovertrag) (including without limitation all claims to the grant of a credit entry (Gutschriftanspruch); and

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(c)    in respect of each Account maintained as a current account (Kontokorrentkonto)
at present or in the future, all present and future rights and claims arising under
or    in    connection    with    the    respective    current    account    agreement
(Kontokorrentabrede) (including without limitation all claims to determination and acknowledgement of the current account balance (Anspruch auf
Saldofeststellung und -anerkennung), all claims to present and future current account balances (Saldoforderungen) including the causal final balance
(kausaler Schlusssaldo) and the right to terminate the current account relationship (Kündigung des Kontokorrents)).

(the "Pledge" and/or the "Pledges").

2.2    The Pledgee hereby accepts the Pledges.

2.3    The Pledges are in addition, and without prejudice, to any other security the Secured
Parties may now or hereafter hold in respect of the Obligations.

3.    PURPOSE OF THE PLEDGES

The Pledges hereunder are constituted in order to secure the prompt and complete satisfaction of any and all Obligations. The Pledges shall also cover any future extension of the Obligations and the Pledgor herewith expressly agrees that the provisions of Section 1210 para 1 sentence 2 of the German Civil Code (Bürgerliches
Gesetzbuch) shall not apply to this Agreement.

4.    NOTICE OF PLEDGE

4.1    Subject to Clause 4.3 below the Pledgor undertakes that it will without undue delay,

but not later than twenty business days after the date of this Agreement, and, in relation to any Account opened after the date of this Agreement, within ten business days after such new Account has been opened, notify each Account Bank and any other relevant third party of the Pledge by delivering a notification substantially in the form set out in Schedule 3 (Form of Notice of Pledge) by registered mail
(Einschreiben mit Rückschein). The Pledgor shall provide the Collateral Agent with a copy of each such notification and of the corresponding return receipt (Rückschein). In addition, the Pledgor shall use all reasonable efforts to procure that each Account
Bank promptly acknowledges receipt of the respective notification, and acceptance of the terms thereof, to the Collateral Agent and to the Pledgor.

4.2    Without prejudice to the obligations imposed on the Pledgor in Clause 4.1 and, in the case of future Accounts, Clause 8.3, the Pledgor hereby authorises the Collateral
Agent and releases it for this purpose from the restrictions of self-dealing under
Section 181 of the German Civil Code to notify each Account Bank and any other relevant third party on its behalf of this Agreement and the Pledge constituted

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hereunder by delivering a notification substantially in the form set out in Schedule 3
(Form of Notice of Pledge), or in such substantially similar form as the Collateral
Agent (acting on behalf of the Secured Parties) deems appropriate, provided that the
Collateral Agent may only make use of this authorisation if the Pledgor has not complied with the obligations imposed on the Pledgor in Clause 4.1 within 10 business days of being notified of such failure (with a copy of such notice being sent to Reynolds Group Holdings Limited) and being requested to comply or if an
Enforcement Event has occurred and is continuing.

4.3    The Pledgor shall not be under an obligation to comply with its obligation under
Clause 4.1 above whilst an Enforcement Event is not continuing if the Pledgor can prove to the Collateral Agent (acting on behalf of the Secured Parties) that notifying the relevant Account Bank of the Pledge created hereunder would not be consistent with, whilst an Enforcement Event is not continuing, the Pledgor retaining control over and the ability to freely use the balance of any such Account. The Collateral
Agent will not be required to use its discretion, but will take instructions in accordance with the First Lien Intercreditor Agreement whether or not to agree with the Pledgor's analysis under this Clause 4.3. For the avoidance of doubt, at the date of this
Agreement the Pledgor agrees that notifying the Account Banks of the Pledge created hereunder is not inconsistent with the Pledgor retaining control over and the ability to freely use the balance of any Account existing at the date of this Agreement.

5.    PLEDGOR'S RIGHT OF DISPOSAL

The Pledgor may exercise all rights and powers in respect of each Account until the
Collateral Agent gives notice to the contrary to the Account Bank with a copy to the
Pledgor. The Pledgee may give such notice only if an Enforcement Event has occurred and is continuing.

6.    ENFORCEMENT OF THE PLEDGE

6.1    If (i) an Enforcement Event has occurred and is continuing and (ii) the requirements set forth in Sections 1273 para 2, 1204 et seq. of the German Civil Code with regard to the enforcement of the Pledges are met (Pfandreife), in particular, if any of the
Obligations have become due and payable, then in order to enforce the Pledges, the
Collateral Agent (acting on the instructions of the Secured Parties) may at any time thereafter avail itself of all rights and remedies that a pledgee has against a pledgor under the laws of the Federal Republic of Germany.

6.2    Notwithstanding Section 1277 of the German Civil Code, the Pledgee is entitled to exercise its rights without obtaining an enforceable judgment or other instrument
(vollstreckbarer Titel). The Pledgee shall be entitled to have the Pledge enforced in any manner allowed under the laws of the Federal Republic of Germany.

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6.3    The Pledgee will notify the Pledgor five business days prior to the enforcement of the

Pledge according to Clause 6. No such notification shall be required if (i) the Pledgor has generally ceased to make payments (Zahlungseinstellung), (ii) an application for the institution of insolvency proceedings is filed by or against the Pledgor or (iii) the
Pledgee has reasonable grounds to believe that observance of the notice period will adversely affect the legitimate interests (berechtigte Interessen) of the Pledgee.

6.4    If the Pledgee (acting on the instructions of the Secured Parties) should seek to enforce the Pledge pursuant to Clause 6.1 hereof, the Pledgor shall, at its own expense, render forthwith all necessary assistance in order to facilitate the prompt realisation of the
Pledge and/or the exercise by the Pledgee of any other right it may have as Pledgee.

6.5    The Pledgee may, in its sole discretion, determine which of several security interests
(created under this or other security agreements) shall be used to satisfy the
Obligations.

6.6    The Pledgor hereby expressly waives all defences of revocation (Einrede der
Anfechtbarkeit) and set-off (Einrede der Aufrechenbarkeit) pursuant to Sections 770,
1211 of the German Civil Code.

6.7    The Pledgor hereby expressly waives its defences based on defences any Grantor might have against any of the Obligations (Einreden des Hauptschuldners) pursuant to
Section 1211 para 1 sentence 1 alternative 1 of the German Civil Code.

6.8    If the Pledge is enforced or if the Pledgor has discharged any of the Obligations (or any part of them), Section 1225 of the German Civil Code (legal subrogation of claims to a pledgor - Forderungsübergang auf den Verpfänder) shall not apply and no rights of the Pledgee shall pass to the Pledgor by subrogation or otherwise. Further, the
Pledgor shall at no time before, on or after an enforcement of the Pledge, and as a result of the Pledgor entering into this Agreement, be entitled to demand indemnification or compensation from a Grantor or any affiliate of a Grantor or assign any of these claims.

7.    LIMITATIONS ON ENFORCEMENT

7.1    The Pledgee shall be entitled to enforce the Pledge without limitation in respect of:

(a)    all and any amounts which are owed under the Credit Documents by the
Pledgor itself or by any of its subsidiaries; and

(b)    all and any amounts which correspond to funds that have been borrowed or otherwise raised under the Credit Documents, in each case to the extent borrowed, on-lent or otherwise passed on to, or issued for the benefit of, the

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Pledgor or any of its subsidiaries, or for the benefit of any of their creditors and in each case not repaid and outstanding from time to time

(in aggregate, the "Unlimited Enforcement Amount").

7.2    Besides an enforcement in respect of the Unlimited Enforcement Amount pursuant to
Clause 7.1 above, the Pledgee shall not be entitled to enforce the Pledge against the
Pledgor if and to the extent that:

(a)    the Pledge secures the obligations of a Grantor which is (x) a shareholder of the Pledgor or (y) an affiliated company (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz)
of a shareholder of the Pledgor (other than the Pledgor and its subsidiaries);
and

(b)    the enforcement would have the effect of (x) reducing the Pledgor's net assets
(Reinvermögen) (the "Net Assets") to an amount of less than its stated share capital (Stammkapital) or, if the Net Assets are already an amount of less than its stated share capital, of causing such amount to be further reduced and (y)
would thereby lead to a violation of the capital maintenance requirement as set out in Section 30 of the German Limited Liability Companies Act (Gesetz
betreffend die Gesellschaften mit beschränkter Haftung) provided that the amount of the stated share capital to be taken into consideration shall be the amount registered in the commercial register at the date hereof, and any increase of the stated share capital registered after the date of this Agreement shall only be taken into account if such increase has been effected with the prior written consent of the Collateral Agent.

7.3    The Net Assets shall be calculated as an amount equal to the sum of the values of the
Pledgor's assets (consisting of all assets which correspond to the items set forth in section 266 sub-section (2) A, B and C of the German Commercial Code
(Handelsgesetzbuch) less the aggregate amount of the Pledgor's liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section
266 sub-section (3) B, C and D of the German Commercial Code), save that:

(a)    any asset that is shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset and that is not necessary for the Pledgor's business (nicht betriebsnotwendig) shall be taken into account with its market value;

(b)    obligations under loans provided to the Pledgor by any member of the Group or any other affiliated company shall not be taken into account as liabilities as far as such loans are subordinated by law or by contract at least to the claims of the unsubordinated creditors of the Pledgor; and

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(c)    obligations under loans or other contractual liabilities incurred by the Pledgor in violation of the provisions of the Credit Documents shall not be taken into account as liabilities.

The Net Assets shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) and be based on the same principles that were applied by the Pledgor in the preparation of its most recent annual balance sheet
(Jahresbilanz).

It being understood that the assets of the Pledgor will be assessed at liquidation values
(Liquidationswerte) if the managing directors of the Pledgor, at the time they prepare the Management Determination (as defined below) are, due to factual or legal circumstances at that time, in their opinion not able to make a positive prognosis as to whether the business of the Pledgor can carry on as a going concern (positive
Fortführungsprognose), in particular when the Pledge is enforced.

7.4    The limitations set out in Clause 7.2 above shall only apply if and to the extent that:

(a)    without undue delay, but not later than within 5 business days, after receipt of a notification by the Collateral Agent of its intention to enforce the Pledge (the
"Notice"), the Pledgor has confirmed in writing to the Collateral Agent (x) to what extent such Pledge is up-stream or cross-stream security as described in
Clause 7.2 above and (y) which amount of such up-stream or cross-stream security cannot be enforced as it would cause the net assets of the Pledgor to fall below its stated share capital (taking into account the adjustments set out in
Clause 7.3 above) and such confirmation is supported by evidence reasonably satisfactory to the Collateral Agent (the "Management Determination") and
the Collateral Agent has not contested this and argued that no or a lesser amount would be necessary to maintain the Pledgor's stated share capital; or

(b)    within 20 business days from the date the Collateral Agent has contested the
Management Determination, the Collateral Agent receives from the Pledgor an up to date balance sheet prepared by a firm of auditors of international standard and reputation (the "Determining Auditors") which shows the value of the
Pledgor's Net Assets (the "Balance Sheet"). The Balance Sheet shall be prepared in accordance with the principles set out in Clause 7.3 above, provided that the final sentence of Clause 7.3 above shall not apply unless the
Determining Auditors have in an independent assessment determined that the
assets    of    the    Pledgor    should    be    evaluated    at    liquidation    values
(Liquidationswerte) in accordance with the generally accepted accounting
principles    applicable    from    time    to    time    in    Germany    (Grundsätze
ordnungsmäßiger Buchführung) and shall contain further information (in

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reasonable detail) relating to items to be adjusted pursuant to Clause 7.3 above.
If the Pledgor fails to deliver a Balance Sheet within the aforementioned time period, the Pledgee shall be entitled to enforce the Pledge irrespective of the limitations set out in Clause 7.2 above.

7.5    If the Pledgee disagrees with the Balance Sheet, it shall be entitled to enforce the
Pledge up to the amount which, according to the Balance Sheet, can be enforced in compliance with the limitations set out in Clause 7.2 above. In relation to any additional amounts for which the Pledgor is liable under this Agreement, the Pledgee shall be entitled to further pursue their claims (if any) and the Pledgor shall be entitled to prove that this amount is necessary for maintaining its stated share capital
(calculated as of the date the Pledgee has given notice of its intention to enforce the security created under this Agreement).

7.6    No reduction of the amount enforceable under this Clause 7 will prejudice the right of the Pledgee to continue enforcing the Pledge (subject always to the operation of the limitations set out above at the time of such enforcement) until full satisfaction to the claims secured.

8.    UNDERTAKINGS OF THE PLEDGOR

Unless otherwise permitted by the Principal Finance Documents, during the term of this Agreement, the Pledgor undertakes to the Pledgee:

8.1    subject to Clause 4.3 to use all reasonable efforts to procure that each Account Bank releases any existing lien, including without limitation any pledge existing by operation of its general business conditions (Allgemeine Geschäftsbedingungen), and waives any right of set-off and right of retention in respect of the Accounts by countersigning and returning an acknowledgement of notice of pledge substantially in the form set out in Schedule 3 (Form of Notice of Pledge) to the Pledgor and the
Pledgee.

8.2    to instruct each Account Bank to provide the Pledgee following receipt by the relevant

Account Bank of a notice pursuant to Clause 5 with all information requested by it in respect of the Accounts and to that extent to release each Account Bank from its obligation to maintain confidentiality (Bankgeheimnis) by delivering a notice of pledge to the respective Account Bank in accordance with the requirements set out in
Clause 4.1 or, in the case of any future Account, Clause 8.3. The Pledgor undertakes not to revoke such instruction during the term of this Agreement, other than in respect of an Account which is closed or disposed of in accordance with the terms of the
Credit Documents;

8.3    to notify the Pledgee without undue delay substantially in the form set out in Schedule
4 (Form of Notification of Future Accounts) of each new bank account opened by the

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Pledgor with a credit institution in the Federal Republic of Germany in accordance with Clause 4 above including a designation, as applicable, whether such new bank account is a Social Security Bank Account . For the avoidance of doubt, the Pledgor is aware that any new bank account opened within the Federal Republic of Germany
(except in case of a Social Security Bank Account) will become an Account in the meaning of this Agreement upon notice to the Account Bank and will be subject to the
Pledge and the obligations assumed by the Pledgor hereunder without any further agreement;

8.4    to close any of the Accounts only upon giving 5 business days prior notice to the
Pledgee and provided that the Pledgee has not given a notice pursuant to Clause 5;

8.5    to deliver to the Pledgee at any time upon reasonable request of the Pledgee, up-to date account statement sheets (Kontoauszüge) showing the balance on each of the
Accounts, provided that the Pledgee shall not request such information more than twice in any one year period prior to the occurrence of an Enforcement Event that is continuing;

8.6    with regard to any account books (Sparbücher) and any other documents which are necessary to dispose over (verfügen) any of the Accounts, the Pledgor undertakes to deliver the originals of such documents to the Pledgee without undue delay if the
Pledgee has given a notice pursuant to Clause 5 and to deliver to the Pledgee upon its reasonable request following such event without undue delay any documents or other information concerning the Accounts, in particular (but not limited to) the account opening documents and any agreements between the Account Bank and the Pledgor in relation to the Accounts;

8.7    not to grant to any third party any rights in respect of the Accounts (keine Und-Konten oder Oder-Konten oder sonstige Rechte Dritter) (other than those arising under the
relevant    Account    Bank's    general    business    conditions    (Allgemeine
Geschäftsbedingungen) and under the Existing Account Pledge Agreements) without the prior written consent of the Collateral Agent (as instructed in accordance with the
Principal Finance Documents) (such consent not to be unreasonably withheld);

8.8    to inform the Pledgee without undue delay of any attachment (Pfändung) and any third parties bringing claims in respect of any of the Accounts, such notice to be accompanied by any documents the Pledgee might need to defend itself against any claim by a third party. In the case of any attachment (Pfändung) in respect of any of the Accounts, the Pledgor undertakes to forward to the Pledgee without undue delay a
copy    of    the    attachment    order    (Pfändungsbeschluss),    any    transfer    order
(Überweisungsbeschluss) and all other documents necessary for a defence against the attachment. The Pledgor shall inform the attaching creditor of the Pledge without undue delay;

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8.9    except as otherwise agreed pursuant to the Principal Finance Documents, insofar as additional declarations or actions are necessary for the creation of the Pledge, the
Pledgor shall, at the Collateral Agent's reasonable request (acting on the reasonable instructions of the Secured Parties), make such declarations and undertake such actions at the Pledgor's costs and expenses; and

8.10    for the avoidance of doubt, notification and delivery requirements as set out in sub-
Clauses 8.3, 8.4, 8.5, 8.6 and 8.8 of this Agreement are deemed to be satisfied if and to the extent such notification or information has been delivered under the Existing
Account Pledge Agreements provided that such notification or delivery to the Pledgee makes reference to this Agreement and each Existing Account Pledge Agreement.

9.    DELEGATION

The Pledgee shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Agreement on such terms and conditions as it shall see fit. The Pledgee shall only remain liable for diligently selecting and providing initial instructions to such delegate.

10.    INDEMNITY

To the extent set out in the First Lien Intercreditor Credit Agreement, the Pledgor shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Pledgee, its agents its attorneys and any delegate against any action, proceeding, claims, losses, liabilities, damages, expenses, demands, taxes, losses and costs which it may sustain as a consequence of any breach by the Pledgor of the provisions of this
Agreement, the exercise or purported exercise of any of the rights and powers conferred on them by this Agreement or otherwise relating to the Pledge.

11.    NO LIABILITY

Except to the extent provided in the Principal Finance Documents, none of the Pledgee, its nominee(s) or agent(s) or delegate(s) shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the assets and rights subject to the security interest created hereunder, save in respect of any loss or damage which is suffered as a result of wilful misconduct (Vorsatz) or gross negligence (grobe Fahrlässigkeit) by the Pledgee, its nominee(s) or agent(s) or delegate(s), or (c) the enforcement or realisation of all or any part of the security interest created hereunder.

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12.    DURATION AND INDEPENDENCE

12.1    This Agreement shall remain in full force and effect until complete satisfaction of the
Obligations. The Pledge shall not cease to exist, if the Grantors under the Credit
Documents have only temporarily discharged the Obligations.

12.2    This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Credit Documents or in any document or agreement related to any of the Credit Documents shall affect the validity or the scope of this
Agreement nor the obligations which are imposed on the Pledgor pursuant to it.

12.3    This Agreement is independent from any other security or guarantee which may have been or will be given to the Pledgee. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.

12.4    Waiving Section 418 of the German Civil Code, the Pledgor hereby agrees that the security created hereunder shall not be affected by any transfer or assumption of the
Obligations to, or by, any third party.

13.    RELEASE (PFANDFREIGABE)

13.1    Upon complete and irrevocable satisfaction of the Obligations, the Collateral Agent
(as instructed in accordance with the First Lien Intercreditor Agreement) will as soon as reasonably practical declare in writing the release of the Pledge (Pfandfreigabe) to the Pledgor as a matter of record. For the avoidance of doubt, the parties are aware that upon full and complete satisfaction of the Obligations the Pledge, due to its accessory nature (Akzessorietät), ceases to exist by operation of German mandatory law.

13.2    At any time when the total value of the aggregate security granted by the Pledgor and any of the other Grantors to secure the Obligations (the "Security"), which can be expected to be realised in the event of an enforcement of the Security (realisierbarer
Wert), exceeds 110% of the Obligations (the "Limit") not only temporarily, the
Pledgee shall on demand of the Pledgor release such part of the Security
(Sicherheitenfreigabe) as the Pledgee (as instructed in accordance with the First Lien
Intercreditor Agreement) may in its reasonable discretion determine so as to reduce the realisable value of the Security to the Limit.

13.3    The Pledgee (as instructed in accordance with the First Lien Intercreditor Agreement)
will as soon as reasonably practicable declare in writing the release of the Pledge
(Pfandfreigabe) to the Pledgor in accordance with, and to the extent required by, the
Intercreditor Arrangements.

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14.    PARTIAL INVALIDITY; WAIVER

14.1    If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid, illegal or unenforceable provision shall be deemed to be replaced with such valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled in with such provision which comes as close as possible to the original intent of the parties.

14.2    No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

15.    AMENDMENTS

Changes and amendments to this Agreement including this Clause 15 shall be made in writing.

16.    NOTICES AND THEIR LANGUAGE

16.1    All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

For the Pledgor:    Omni-Pac GmbH Verpackungsmittel

Address:

Telephone

Am Tidehafen 5, 26931
Elsfleth, Germany

+49 40 39199211

Fax:    +49 40 39199298

Attention:    Managing    Directors
(Geschäftsführung)

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For the Pledgor with a copy to:    Address:

Telephone:

c/o Rank Group Limited
Level 9
148 Quay Street
PO Box 3515
Auckland 1140
New Zealand

+649 3666 259

Fax:    +649 3666 263

Attention:    Helen Golding

For the Collateral Agent:    The Bank of New York Mellon

Address:

Telephone:

101 Barclay Street, 4E

New York, NY 10286

The United States of

America

+212 298 1528

Fax:    +212 815 5366

Attention:    International    Corporate
Trust

16.2    Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. As agreed to in writing in accordance with the First Lien Intercreditor Agreement, notices and other communications hereunder may also be delivered by e-mail to the e-mail address of a representative of the applicable party to this Agreement provided from time to time by such party.

16.3    All notices and other communications given to any party in connection with this
Agreement in accordance with the provisions of this Agreement shall be deemed
(widerlegbare Vermutung) received on the date sent (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Clause 16 or in accordance with the latest unrevoked direction from such party given in accordance with this Clause 16.

19245-3-4530-v2.0    - - 23 --    70-40145101

16.4    Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

17.    APPLICABLE LAW, JURISDICTION

17.1    This Agreement is governed by the laws of the Federal Republic of Germany.

17.2    The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be the courts in Frankfurt am Main. The Pledgee however, shall also be entitled to take action against the Pledgor in any other court of competent jurisdiction. Further, the taking of proceedings against the Pledgor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction
(whether concurrently or not) if and to the extent permitted by applicable law.

18.    CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)

18.1    The parties to this Agreement may choose to conclude this Agreement by an exchange
of    signed    signature    page(s),    transmitted    by    means    of    telecommunication
(telekommunikative Übermittlung) by fax or attached as an electronic photocopy (pdf., tif., etc.) to an e-mail.

18.2    If the parties to this Agreement choose to conclude this Agreement pursuant to sub-

Clause 18.1 above, they will transmit the signed signature page(s) of this Agreement
to    attention    of    Isabel    van    Bremen    or    Axel    Schlieter
(isabel.vanbremen@cliffordchance.com or axel.schlieter@cliffordchance.com, fax:
+49 211 43 55 5600) (each a "Recipient"). The Agreement will be considered concluded once any of the Recipients has actually received the signed signature page(s)
(Zugang der Unterschriftsseite(n)) from all parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

18.3

For the purposes of this Clause 18 only, the parties to this Agreement appoint each

Recipient individually as their attorney (Empfangsvertreter) and expressly allow
(gestatten) each Recipient to collect the signed signature page(s) from all and for all parties to this Agreement. For the avoidance of doubt, the Recipients will have no further duties connected with their position as Recipient. In particular, the Recipients may assume the conformity to the authentic original(s) of the signature page(s)
transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

19245-3-4530-v2.0    - - 24 --    70-40145101

SCHEDULE 1

PART 1
LIST OF CURRENT BORROWERS

SIG Euro Holding AG & Co. KGaA

Closure Systems International Holdings Inc.

Closure Systems International B.V.

Reynolds Consumer Products Holdings LLC

Reynolds Group Holdings Inc.

Pactiv LLC

Beverage Packaging Holdings (Luxembourg) III S.à r.l.

Evergreen Packaging Inc.

Reynolds Consumer Products Inc.

PART 2
LIST OF CURRENT GUARANTORS, CURRENT OCTOBER 2010 SECURED
NOTES GUARANTORS, CURRENT FEBRUARY 2011 SECURED NOTES
GUARANTORS, CURRENT AUGUST 2011 SECURED NOTES GUARANTORS AND
CURRENT SEPTEMBER 2012 SECURED NOTES GUARANTORS

SIG Austria Holding GmbH

SIG Combibloc GmbH

SIG Combibloc GmbH & Co. KG

Closure Systems International (Brazil) Sistemas de Vedação Ltda.

SIG Beverages Brasil Ltda

SIG Combibloc do Brasil Ltda

Evergreen Packaging Canada Limited

Pactiv Canada Inc.

Omni-Pac Ekco GmbH Verpackungsmittel

Omni-Pac GmbH Verpackungsmittel

19245-3-4530-v2.0    - - 26 --    70-40145101

Pactiv Deutschland Holdinggesellschaft mbH

SIG Combibloc GmbH

SIG Combibloc Holding GmbH

SIG Combibloc Systems GmbH

SIG Combibloc Zerspanungstechnik GmbH

SIG Euro Holding AG & Co. KGaA

SIG Information Technology GmbH

SIG International Services GmbH

SIG Beteiligungs GmbH

Beverage Packaging Holdings (Luxembourg) I S.A.

Beverage Packaging Holdings (Luxembourg) II S.A.

Beverage Packaging Holdings (Luxembourg) III S.à r.l.

Evergreen Packaging (Luxembourg) S.à r.l.

Reynolds Group Issuer (Luxembourg) S.A.

Beverage Packaging Holdings (Luxembourg) IV S.à r.l.

Beverage Packaging Holdings (Luxembourg) V S.A.

Beverage Packaging Holdings (Luxembourg) VI S.à r.l.

CSI en Ensenada, S. de R.L. de C.V.

CSI en Saltillo, S. de R.L. de C.V.

CSI Tecniservicio, S. de R.L. de C.V.

Grupo CSI de Mexico, S. de R.L. de C.V.

Reynolds Metals Company de Mexico, S. de R.L. de CV

Pactiv Foodservice México, S. de R.L. de C.V.

Grupo Corporativo Jaguar S.A. de C.V.

Servicios Industriales Jaguar, S.A. de C.V.

Servicio Terrestre Jaguar, S.A. de C.V.

Pactiv Mexico S. de R.L. de C.V.

19245-3-4530-v2.0    - - 27 --    70-40145101

Closure Systems International B.V.

Evergreen Packaging International B.V.

Reynolds Packaging International B.V.

Reynolds Group Holdings Limited

Whakatane Mill Limited

SIG allCap AG

SIG Combibloc Group AG

SIG Combibloc Procurement AG

SIG Combibloc (Schweiz) AG

SIG Schweizerische Industrie-Gesellschaft AG

SIG Technology AG

SIG Combibloc Ltd.

Graham Packaging PX Company

Graham Packaging PX, LLC

Bakers Choice Products, Inc.

BCP/ Graham Holdings L.L.C.

Beverage Packaging Holdings II Issuer Inc.

Blue Ridge Holding Corp.

Blue Ridge Paper Products Inc.

Closure Systems International Americas, Inc.

Closure Systems International Holdings Inc.

Closure Systems International Inc.

Closure Systems International Packaging Machinery Inc.

Closure Systems Mexico Holdings LLC

CSI Mexico LLC

CSI Sales & Technical Services Inc.

Evergreen Packaging Inc.

19245-3-4530-v2.0    - - 28 --    70-40145101

GPACSUB LLC

GPC Capital Corp. I

GPC Capital Corp. II

GPC Holdings LLC

GPC OPCO GP LLC

GPC SUB GP LLC

Graham Packaging Acquisition Corp.

Graham Packaging Company, Inc.

Graham Packaging Company, L.P.

Graham Packaging LC, L.P.

Graham Packaging LP Acquisition LLC

Graham Packaging PET Technologies Inc.

Graham Packaging Plastic Products Inc.

Graham Packaging PX Holding Corporation

Graham Packaging Regioplast STS Inc.

Graham Packaging GP Acquisition LLC

Pactiv LLC

Pactiv Germany Holdings Inc.

Pactiv International Holdings Inc.

Pactiv Management Company LLC

PCA West Inc.

Pactiv Packaging Inc.

RenPac Holdings Inc.

Reynolds Consumer Products Holdings LLC.

Reynolds Presto Products Inc.

Reynolds Consumer Products Inc.

Reynolds Group Holdings Inc.

19245-3-4530-v2.0    - - 29 --    70-40145101

Reynolds Group Issuer Inc.

Reynolds Group Issuer LLC

Reynolds Manufacturing, Inc.

Reynolds Services Inc.

SIG Combibloc Inc.

SIG Holding USA, LLC

Spirit Foodservice Products, Inc.

Spirit Foodservice, Inc.

Master Containers, Inc.

Southern Plastics, Inc.

BRPP, LLC

Graham Packaging Minster LLC

Graham Packaging Holdings Company

Graham Recycling Company, L.P.

Graham Packaging West Jordan, LLC.

19245-3-4530-v2.0    - - 30 --    70-40145101

(Sub-) Account No.	Bank Sort Code (Bankleitzahl)	Name and address of Account Bank	Type of account	Currency
6334411	200 400 00	Commerzbank AG Ness 7 – 9 D-20454 Hamburg	Giro	EUR
5690005	300 308 80	HSBC Trinkaus & Burkhardt AG, Königsallee 21/23, 40212 Düsseldorf	Giro	EUR

SCHEDULE 2
LIST OF ACCOUNTS

PART 1– LIST OF ACCOUNTS

PART 2 – LIST OF EXCLUDED ACCOUNTS

[currently none]

19245-3-4530-v2.0    - - 31 --    70-40145101

SCHEDULE 3
FORM OF NOTICE OF PLEDGE

[Letterhead of Pledgor]

Absender/From:    [Pledgor]

An/To:    [Account Bank]

Datum/Date:    [●]

Verpfändungsanzeige    Notice of Pledge

Betrifft: Konto Nr. [●]    Re: Account No. [●]

Sehr geehrte Damen und Herren,    Dear Sirs,

wie Ihnen bekannt ist, haben wir gemäß der
Kontenverpfändungsverträge vom 2. März
2011, 8. September 2011 und 8. November
2012 alle Ansprüche einschließlich Zinsen
aus    dem    o.g.    Konto    (inklusive    aller
Unterkonten,    etwaigen    Neueröffnungen,
Verlängerungen,    Umbenennungen    und
Festgeldkonten davon) zu Gunsten von The
Bank    of    New    York    Mellon
("Sicherheitentreuhänder") verpfändet. Die
Verpfändung    umfasst    alle    Arten    von
Kontoguthaben sowie alle daraus zeitanteilig
anfallenden Zinsen.

Hiermit zeigen wir Ihnen an, dass wir gemäß

Ziffer 2.1 des hier in Kopie beigefügten
Kontenverpfändungsvertrags vom [●] alle
Rechte und Ansprüche bezüglich des o. g.
Kontos    und    aller    sonstigen    bei    Ihnen
geführten Konten (die "KONTEN") (inklusive
aller Unterkonten, etwaiger Neueröffnungen,
Verlängerungen,    Umbenennung    und
Festgeldkonten)    zu    Gunsten    des
SICHERHEITENTREUHÄNDERS    verpfändet
haben.

Die Verpfändung umfasst insbesondere alle
Ansprüche auf gegenwärtige und zukünftige
Guthaben    (einschließlich    Spareinlagen,
Termineinlagen,    Festgeldeinlagen    und
Tagesgeldeinlagen)    und    positive    Salden
sowie alle darauf anfallenden Zinsen.

As you are aware, by the account pledge
agreements dated 2 March 2011, 8 September
2011 and 7 November 2012 we have pledged
in favour of The Bank of New York Mellon
(the "Collateral Agent") all of our right, title
and interest in and to the above account
(which shall include all sub-accounts,
renewals, replacements, redesignations and
related fixed deposit accounts thereof) and all
monies and interest from time to time
standing or accruing to the credit thereof.

We hereby give you notice that pursuant to

Clause 2.1 of an account pledge agreement
dated [●], a copy of which is attached hereto,
we have pledged in favour of the Collateral
Agent all of our rights and claims in respect
of the above account and all other accounts
maintained with you from time to time (the
"Accounts") (including all sub-accounts
thereof, renewals, replacements,
redesignations and related fixed deposit
accounts thereof).

The pledge comprises in particular all claims
to present and future cash deposits (including
saving deposits, time deposits, fixed deposits
and call money deposits) and credit balances
and all claims to interest payable in relation
thereto.

Solange Sie als kontoführende Bank keine Until notice to the contrary from the

19245-3-4530-v2.0    - - 32 --    70-40145101

gegenteilige    Nachricht    vom
SICHERHEITENTREUHÄNDER erhalten, sind wir
ermächtigt,    über    die    KONTEN    und
insbesondere    die    Kontenguthaben    zu
verfügen.    Im    Fall    des    Erhalts    einer
entsprechenden    Nachricht    sind    Sie    als
kontoführende    Bank    gehalten,    keinerlei
Verfügungen unsererseits über die KONTEN
und die Kontenguthaben mehr zuzulassen.

Wir verzichten hiermit in bezug auf alle bei
Ihnen geführten KONTEN zu Gunsten des
SICHERHEITENTREUHÄNDERS auf unser Recht
auf    Vertraulichkeit    (Bankgeheimnis)    und
beauftragen und ermächtigen Sie hiermit,
nachdem    Sie    die    o.g    Nachricht    vom
SICHERHEITENTREUHÄNDER erhalten haben,
dem SICHERHEITENTREUHÄNDER auf sein

Collateral Agent to be served on you as
account bank, we may continue to operate the
Accounts and in particular may dispose over
the amounts standing to the credit thereof.
Upon receipt of such aforesaid notice to the
contrary, you as account bank shall not allow
any dispositions by us of the Accounts and of
the amounts standing to the credit thereof.

We herewith waive all rights of
confidentiality (Bankgeheimnis) in relation to
all accounts held with you for the benefit of
the Collateral Agent. If you have received the
above notice from the Collateral Agent we
hereby instruct and authorise you to provide
the Collateral Agent with any information
requested by it in respect of such accounts.

Verlangen jede gewünschte Information im
Hinblick auf solche Konten zu geben.

Diese    Verpfändungsanzeige    unterliegt This notice of pledge shall be construed in

deutschem Recht.

accordance with German law.

In Zweifelsfällen gilt die deutsche Fassung In cases of doubt the German version of this dieser Verpfändungsanzeige.

Wir    bitten    Sie,    die    dieser
Verpfändungsanzeige    beigefügte
Empfangsbestätigung    als    Zeichen    Ihres
Einverständnisses mit den hierin und in der
Empfangsbestätigung    genannten
Bestimmungen unterzeichnet sowohl an uns
als auch an den SICHERHEITENTREUHÄNDER

notice of pledge shall prevail.

Please sign the enclosed Acknowledgement
of Notice of Pledge in order to acknowledge
receipt of this notice and your agreement to
the terms set out herein and in the enclosed
Acknowledgement and return the same to us
and to the Collateral Agent. The address of
the Collateral Agent is the following:

zu    senden.    Die    Adresse    des
SICHERHEITENTREUHÄNDERS ist die folgende:

[name and address of Collateral Agent].

Mit freundlichen Grüßen    Yours faithfully

[Pledgor]

___________________________________________
(Geschäftsführer/Managing Director)

19245-3-4530-v2.0    - - 33 --    70-40145101

[Letterhead of Account Bank]

Absender/From:    [Account Bank]

An/ To:    [Collateral Agent]
und/and
[Pledgor]

Datum/ Date:    [●]

Bestätigung    des    Empfangs    einer Acknowledgement of Notice of Pledge
Verpfändungsanzeige

Betrifft: Konto Nr. [●]    Re: Account No. [●]

Sehr geehrte Damen und Herren,    Dear Sirs,

Wir    bestätigen    hiermit    den    Erhalt    der
Verpfändungsanzeige vom [Datum] sowie der
Kopie des Kontoverpfändungsvertrags vom
[●] und unser Einverständnis mit den darin
enthaltenen Bestimmungen.

Wir    versichern,    dass    wir    keine
Verpfändungsanzeige bzgl. der verpfändeten
Konten erhalten haben, außer Ihrer Anzeigen
hinsichtlich der in der Verpfändungsanzeige
genannten Kontenverpfändungsverträge und
uns mit Ausnahme unseres AGB-Pfandrechts
keine Rechte Dritter an den verpfändeten
Konten bekannt sind.

Wir verpflichten uns hiermit, sowohl im
eigenen Namen als auch für unsere jeweiligen
Rechtsnachfolger, die in der obengenannten
Verpfändungsanzeige    enthaltenen
Bestimmungen    und    Anweisungen    zu
befolgen.

Wir verzichten hiermit unwiderruflich und
bedingungslos auf jegliche Aufrechnungs-
und Zurückbehaltungsrechte bzgl. der Konten,
wobei    es    unser    Verständnis    ist,    dass
Saldierungen    bei    Kontokorrentkonten
weiterhin    vorgenommen    und
Kontoführungsgebühren    und    retournierte
Schecks    den    Konten    weiterhin    ohne
Einschränkung belastet werden dürfen.

We hereby acknowledge receipt of the notice
of pledge dated [date] and of a copy of the
account pledge agreement dated [●] and
confirm our agreement with the terms set out
therein.

We confirm that we have neither received
any previous notice of pledge relating to the
pledged accounts nor are we aware of any
third party rights in relation to the accounts
other than your notices in relation to the
Existing Account Pledge Agreements
pursuant to the notice of pledge and except
for the right of pledge arising pursuant to our
general business conditions.

We hereby confirm on behalf of ourselves
and our legal successors in title that we will
act in accordance with the terms and
instructions set out in the notice of pledge
referred to above.

We hereby irrevocably and unconditionally
waive our rights in respect of and agree not
to make any set-off from the Accounts or
invoke any rights of retention in relation to
the Accounts; it being understood that the
balancing of current accounts shall be
permitted and that account-keeping fees and
returned cheques may furthermore be debited
without restriction.

Des Weiteren erklären wir hiermit, dass wir We hereby release the pledge granted in our
das    aufgrund    unserer    Allgemeinen favour in respect of the Accounts pursuant to

19245-3-4530-v2.0    - - 34 --    70-40145101

Geschäftsbedingungen    an    den    Konten our General Business Conditions.
bestehende Pfandrecht aufgeben.

Dieses Schreiben unterliegt deutschem Recht.    This letter shall be construed in accordance
with German law.

In Zweifelsfällen gilt die deutsche Fassung In cases of doubt the German version of this dieses Schreibens.

letter shall prevail.

Mit freundlichen Grüßen    Yours faithfully

[Account Bank]

_____________________________
([Name des Unterzeichners/name of signatory])

19245-3-4530-v2.0    - - 35 --    70-40145101

(Sub-) Account No.	Bank Sort Code (Bankleitzahl)	Name and address of Account Bank (the "Account Bank")	Type of Account
[●]	[●]	[●]	[●]

SCHEDULE 4
FORM OF NOTIFICATION OF FUTURE ACCOUNTS

From:    [Pledgor]

To:    [Collateral Agent]

Date:    [Date of Notification]

Re:    Account pledge agreement dated [date of this Agreement] between us as pledgor and you as pledgee (the "Account Pledge Agreement")

Dear Sirs,

In accordance with Clause 8.3 of the Account Pledge Agreement, we hereby give you notice that we [will open/have opened] the following bank account (the "New Account"):

Capitalised terms not otherwise defined herein shall have the meaning ascribed thereto in the
Account Pledge Agreement.

We hereby confirm that all our present and future rights and claims (whether conditional or unconditional) arising against the Account Bank from or in relation to the New Account (as specified in Clause 2.1 of the Account Pledge Agreement) are pledged to the Pledgee pursuant to the Account Pledge Agreement as security for the Obligations. We expressly acknowledge that all obligations imposed on us in the Account Pledge Agreement in respect of the
Accounts also apply for the New Account.

[In accordance with Clause 8.3 of the Account Pledge Agreement, we enclose a copy of the notice of pledge we have given to the Account Bank in respect of the New Account as well as an original copy of the acknowledgement countersigned by the Account Bank.]

19245-3-4530-v2.0    - - 36 --    70-40145101

Yours faithfully

[Pledgor]

By:    ______________________________

Name:

Title: Managing Director (Geschäftsführer)

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